Exhibit 13(b)

I, George R. Aylward, President and I, W. Patrick Bradley, Executive Vice President, Chief Financial Officer and Treasurer of Virtus Asset Trust (the “Registrant”), each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ George R. Aylward
George R. Aylward
President

Date:	December 6, 2017

By:	/s/ W. Patrick Bradley
W. Patrick Bradley
Executive Vice President, Chief Financial Officer and Treasurer

Date:	December 6, 2017